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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we consent to the incorporation by reference in the registration statements of Ross Systems. Inc. on Forms S-8 (File Nos. 33-42036, 33-48226, 33-58584, 33-72108, 33-89128, 333-36745 and
333-44665) and Forms S-3 (File Nos. 33-89504, 333-19619, 333-06053, 333-44363
and 333-47877) of our report dated August 17, 1998, on our audits of the consolidated financial statements and financial statement schedules of Ross Systems, Inc. as of June 30, 1998, and for the year ended June 30, 1998, which report is included in this Annual Report on Form 10-K.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Atlanta, Georgia
September 28, 1998